UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2007 (December 23, 2007)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On Sunday, December 23, 2007, NeurogesX, Inc. (the “Company”) agreed to issue pursuant to a Securities Purchase Agreement (the “Agreement”), by and among the Company and the Purchasers (as defined therein): (i) 4,020,910 shares of its common stock at a purchase price of $6.18 per share, the last closing price of the Company’s common stock on the NASDAQ Global Market prior to execution of the Agreement, and (ii) warrants to purchase 1,206,273 shares of its common stock (the “Warrants”) with a purchase price for the Warrants equal to $0.125 per share of common stock underlying such Warrants. The Company will receive aggregate gross proceeds of approximately $25 million from the sale of the common stock and Warrants. The Warrants have a term of five years, contain a net-exercise provision, and have an exercise price of $8.034 per share. The initial closing of the offering occurred on December 28, 2007, and the subsequent, and final, closing of the offering is expected to occur on January 3, 2008, subject to standard closing conditions.

The common stock and Warrants were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration afforded by Rule 506 of Regulation D. Pursuant to the Registration Rights Agreement entered into in connection with the Agreement, the Company agreed to file a registration statement covering the resale of the common stock and the shares of common stock underlying the Warrants issued and issuable to the Purchasers no later than five days from the date that the Company first becomes eligible to file a resale registration statement on Form S-3, and to seek to have such registration statement declared effective no later than 35 days from such date, or if the Company’s registration statement is reviewed by the Securities and Exchange Commission, 90 days from such date. In addition, the Company has amended its Third Amended and Restated Investors’ Rights Agreement to provide the Purchasers with certain piggyback registration rights, along with certain demand registration rights.

Pacific Growth Equities, LLC served as the exclusive placement agent for the transaction and will receive a cash placement fee in connection with the completion of the offering.

The foregoing is not a complete summary of the terms of the offering, Agreement, Registration Rights Agreement, Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement or Warrants described in this Item 3.02, and reference is made to the complete text of the Agreement, Registration Rights Agreement, Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement and the form of Warrant attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, which are incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 23, 2007.

4.2	Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement, dated as of December 28, 2007.

4.3	Form of Warrant to purchase common stock.

10.1	Securities Purchase Agreement, dated as of December 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen Ghiglieri
Stephen Ghiglieri
Chief Financial Officer

Date: December 28, 2007

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 23, 2007.

4.2	Amendment No.1 to the Third Amended and Restated Investors’ Rights Agreement, dated as of December 28, 2007.

4.3	Form of Warrant to purchase common stock.

10.1	Securities Purchase Agreement, dated as of December 23, 2007.